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                                                             OMB APPROVAL
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                                                      OMB Number:      3235-0059
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                       FARMERS & MERCHANTS BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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FARMERS & MERCHANTS BANCORP, INC.


October 14, 2005


Dear Shareholder:

On September 16, 2005, The Board of Directors declared a $0.45 per share dividend to be paid on October 20, 2005 to shareholders of record of September 16, 2006. Enclosed is your check or deposit receipt of the dividend payment.

Some shareholders have asked how to obtain a copy of the Company's quarterly reports. Unfortunately, the timing difference between when you receive your dividend payment and our quarterly reporting to the U.S. Securities and Exchange Commission (SEC) does not make it practical to include a copy of the quarterly Form 10-Q with your dividend letter. If you are interested in viewing a copy of the quarterly report, please visit our website www.fm-bank.com. Website instructions are included with this letter. If you would prefer to obtain a paper copy, a limited number of the reports will be available, upon request, at each office after they are filed with the SEC.

As we mentioned in last quarter's shareholder letter, it is our intent to keep you informed of upcoming proxy issues. Currently, we intend to submit only three proposals to the shareholders at the annual meeting in 2006. The first proposal is to elect board members to a one year term, just as it has been done in past years. The second is to amend the Articles of Incorporation to increase the number of authorized shares. If this is approved, the Board would intend to approve a 4-for-1 stock split. The last proposal is to modify the Articles of Incorporation of the Corporation to allow for future amendments of the Articles of Incorporation of the Corporation by a 2/3 majority of the shares voted at a meeting, not the current 2/3 majority of the outstanding shares, but in no event less than a majority of the outstanding shares. Ohio corporate law still would mandate that a minimum of 50% of all outstanding shares be voted in favor of any proposed amendment to the Articles of Incorporation.

The third proposal is being made because with over 2,000 shareholders, it has become increasingly difficult to get shareholders to return their proxies to vote their stock at Company meetings. This is particularly true as stock is passed down through generations and more shareholders are living farther away.

The authorization of additional shares and modifications on amendments to the Articles of Incorporation both will require an affirmative vote of 2/3 of all the outstanding shares. This is a large number and we cannot stress enough how important it will be for each share to be voted at the Company's annual meeting next spring.*

As always, you are encouraged to speak to any Director or Senior Officer regarding any questions or concerns you may have. We value your input and thank you for your continued support.

Sincerely,

/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & CEO



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*THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS (ALONG
WITH ANY AMENDMENTS THERETO) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") CONCERNING THE PROPOSALS WHICH WILL BE BROUGHT AT THE MEETING. THE COMPANY WILL MAIL THESE MATERIALS TO SHAREHOLDERS WHEN AVAILABLE, AND SHAREHOLDERS ARE URGED TO READ THEM BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT CAN ALSO BE OBTAINED BY SHAREHOLDERS, WHEN AVAILABLE, AND WITHOUT CHARGE, BY DIRECTING A REQUEST TO FARMERS & MERCHANTS BANCORP, INC., 307 N. DEFIANCE ST., P.O. BOX 216, ARCHBOLD, OH 43502-0216, ATTN: LYDIA HUBER, CORPORATE SECRETARY, 419-446-2501.